Exhibit 21


                   SUBSIDIARIES OF NORTHGATE INNOVATIONS, INC.

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  Name of Subsidiary                Jurisdiction of        Percentage Ownership
  ------------------                ---------------        --------------------
                                     Organization            by Registrant
                                     ------------            -------------

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Lan Plus Corporation                 California                   100%
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Mcglen Micro, Inc.                   California                   100%
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AMT Components, Inc.                 California                   100%
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Western Technologies, Inc.           California                   100%
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Adrenalin Entertainment, Inc.        California                   100%
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